Exhibit 99.1

Investor Contact:	Adam Hanan
(615) 443-9887

Media Contact:	Heidi Pearce
(615) 235-4135

CRACKER BARREL REPORTS FOURTH QUARTER AND FULL YEAR FISCAL 2025 RESULTS AND PROVIDES OUTLOOK

LEBANON, Tenn. – September 17, 2025 – Cracker Barrel Old Country Store, Inc. (“Cracker Barrel” or the “Company”) (Nasdaq: CBRL) today reported its financial results for the fourth quarter of fiscal 2025 ended August 1, 2025.

Cracker Barrel President and Chief Executive Officer Julie Masino said, “We thank our guests for sharing their voices and their passion for Cracker Barrel in recent weeks, and we’ve listened, switching back to our ‘Old Timer’ logo, hitting pause on remodels, and placing an even bigger emphasis in the kitchen and other areas that enhance the guest experience. Many elements of our plan are working well and delivering results, as evidenced by five consecutive quarters of comparable store restaurant sales increases and 9% adjusted EBITDA growth in fiscal 2025. Looking ahead, there is much to be optimistic about, and our teams are focused on getting back to the momentum we created last fiscal year.”

Fourth Quarter Fiscal 2025 Highlights

•	Total revenue was $868.0 million. Compared to the prior year fourth quarter, which included a benefit of $62.8 million related to the 53rd week of the prior fiscal year, total revenue decreased 2.9%. Adjusting for the impact of the 53rd week in the prior year quarter, current year quarter revenue increased 4.4%.

o	Comparable store restaurant sales increased 5.4% over the prior year quarter, and comparable store retail sales decreased 0.8%.

•	GAAP earnings per diluted share were $0.30, and adjusted[1] earnings per diluted share were $0.74.

•	GAAP net income was $6.8 million compared to the prior year quarter GAAP net income of $18.1 million. GAAP net income in the prior year quarter includes a benefit of $5.5 million related to the 53rd week. Adjusting for the impact of the 53rd week in the prior year quarter, current year quarter net income decreased 46.6%.

•	Adjusted EBITDA[1] was $55.7 million compared to the prior year quarter adjusted EBITDA[1] of $57.4 million. Adjusted EBITDA[1] in the prior year quarter includes a benefit of $5.8 million related to the 53rd week. Adjusting for the impact of the 53rd week in the prior year quarter, current year quarter adjusted EBITDA[1] increased 8.0% primarily due to higher sales driven by strategic pricing increases and favorable menu mix as well as lower labor and related expenses driven by improved labor productivity, partially offset by higher advertising expense and general and administrative expenses.

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	Fourth Quarter Ended
(In thousands, except per share amounts)	8/1/25	8/2/24	Percentage Change	2024 53rd Week Impact	Percentage Change Adjusting for 2024 53rd week
Revenue	$868,009	$894,387	-2.9%	$62,800	4.4%
GAAP net income	$6,754	$18,139	-62.8%	$5,498	-46.6%
Adjusted net income[1]	$16,702	$22,008	-24.1%	$5,498	1.2%
Adjusted EBITDA[1]	$55,713	$57,363	-2.9%	$5,781	8.0%
GAAP earnings per share – diluted	$0.30	$0.81	-63.0%	$0.25	-46.4%
Adjusted[1] earnings per share – diluted	$0.74	$0.98	-24.8%	$0.25	0.8%

Full Year Fiscal 2025 Highlights

•	Total revenue was $3.48 billion. Compared to the prior year which included a benefit of $62.8 million related to the 53rd week, total revenue increased 0.4%. Adjusting for the impact of the 53rd week in the prior year, current year revenue increased 2.2%.

•	GAAP earnings per diluted share were $2.06, and adjusted[1] earnings per diluted share were $3.16.

•	GAAP net income was $46.4 million compared to the prior year GAAP net income of $40.9 million. GAAP net income in the prior year includes a benefit of $5.5 million related to the 53rd week. Adjusting for the impact of the 53rd week in the prior year, current year net income increased 30.9%.

•	Adjusted EBITDA[1] was $224.3 million, compared to the prior year adjusted EBITDA[1] of $211.6 million. Adjusted EBITDA[1] in the prior year includes a benefit of $5.8 million related to the 53rd week. Adjusting for the impact of the 53rd week in the prior year, current year adjusted EBITDA[1] increased 9.0%, primarily due to higher sales driven by strategic pricing increases and favorable menu mix as well as lower labor and related expenses driven by improved productivity, partially offset by a decrease in comparable store traffic and higher advertising expense and general and administrative expenses.

	Twelve Months Ended
(In thousands, except per share amounts)	8/1/25	8/2/24	Percentage Change	2024 53rd Week Impact	Percentage Change Adjusting for 2024 53rd week
Revenue	$3,483,684	$3,470,762	0.4%	$62,800	2.2%
GAAP net income	$46,379	$40,930	13.3%	$5,498	30.9%
Adjusted net income[1]	$70,912	$78,544	-9.7%	$5,498	-2.9%
Adjusted EBITDA[1]	$224,264	$211,617	6.0%	$5,781	9.0%
GAAP earnings per share - diluted	$2.06	$1.83	12.6%	$0.25	30.4%
Adjusted[1] earnings per share - diluted	$3.16	$3.52	-10.3%	$0.25	-3.4%

Balance Sheet & Capital Allocation

•	In fiscal 2025, the Company invested $158.6 million in capital expenditures, composed of approximately $105 million in store maintenance, $20 million related to remodels, $19 million associated with technology and other strategic initiatives, and $15 million for new stores.

•	As previously disclosed, during the fourth quarter of fiscal 2025 the Company completed the issuance and sale of $345 million aggregate principal amount of 1.75% Convertible Senior Notes due in 2030.

•	The Company ended fiscal 2025 with total debt of $484.6 million, comprised of $149.2 million of short-term debt related to its 0.625% Convertible Senior Notes due 2026 and $335.4 million of long-term debt related to its 1.75% Convertible Senior Notes due 2030.

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•	The Company ended fiscal 2025 with a consolidated total leverage ratio[3] of 2.0x and available liquidity[3] of $555.6 million.

•	The Company announced that its Board of Directors declared a quarterly dividend of $0.25 per share of the Company’s common stock. The quarterly dividend is payable on November 12, 2025 to shareholders of record as of October 17, 2025.

•	The Company also today announced that its Board of Directors authorized a new share repurchase program under which the Company may repurchase up to $100 million of its outstanding common stock.

Outlook

The Company provided the following outlook for fiscal 2026, which reflects current business trends as of the date of this release and replaces all previous guidance or projections, including with respect to fiscal 2027:

•	Total revenue of $3.35 billion to $3.45 billion, which assumes a comparable store traffic decline of 4% to 7%

•	Adjusted EBITDA[1] of $150 million to $190 million[2]

•	Commodity inflation of 2.5% to 3.5%

•	Hourly wage inflation of 3.0% to 4.0%

•	Capital expenditures of $135 million to $150 million, the majority of which is related to maintenance and includes no spending on new remodels

•	2 new Cracker Barrel stores

•	The closure of 14 Maple Street units

1 Adjusted net income, adjusted EBITDA, and adjusted earnings per diluted share are non-GAAP financial measures. For definitions of these non-GAAP measures and reconciliations of these non-GAAP measures to the most directly comparable GAAP measures, please refer to the Reconciliation of GAAP-Basis Operating Results to Non-GAAP Operating Results section of this release.

2 The Company has determined to provide guidance focused on adjusted EBITDA because the Company believes it will be more useful to investors to evaluate the Company’s performance prior to the impact of depreciation (given the expected increase in investments and the resulting higher expected depreciation expense), taxes, impairment charges, and other items that management believes are not reflective of the Company’s current operations. The Company is not able to reconcile the forward-looking estimate of adjusted EBITDA set forth above to a forward-looking estimate of net income, the most directly comparable estimated measure calculated in accordance with GAAP, without unreasonable efforts because the Company is unable to predict, forecast or determine the probable significance of certain items impacting these estimates, including interest expense, taxes, impairment charges and share-based compensation, with a reasonable degree of accuracy. Accordingly, the most directly comparable forward-looking GAAP estimate is not provided.

3 Consolidated total leverage is defined as total debt divided by adjusted EBITDA1 (as defined under our revolving credit facility). Available liquidity is defined as cash and cash equivalents on hand plus revolving credit facility capacity less amount drawn on revolving credit facility and standby letters of credit.

Fiscal 2025 Fourth Quarter Conference Call

As previously announced, the live broadcast of Cracker Barrel’s quarterly conference call will be available to the public online at investor.crackerbarrel.com today beginning at 5:00 p.m. (ET). The online replay will be available tomorrow and through October 2, 2025.

About Cracker Barrel Old Country Store®

Cracker Barrel Old Country Store, Inc. – rooted in a rich legacy of warmth, generosity, and tradition – is on a mission to bring the goodness of country hospitality to life. Since 1969, when the first store opened in Lebanon, Tenn., Cracker Barrel has been serving up abundant portions of craveable homestyle food and offering one-of-a-kind retail finds. With approximately 660 company-owned Cracker Barrel Old Country Store® locations in 43 states, and ownership of the fast-casual Maple Street Biscuit Company, the brand continues to honor its heritage while welcoming everyone with more than a meal. For more information, visit CrackerBarrel.com.

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CBRL-F

Except for specific historical information, certain of the matters discussed in this press release may express or imply projections of items such as revenues or expenditures, statements of plans and objectives or future operations or statements of future economic performance. These and similar statements regarding events or results that the Company expects will or may occur in the future are forward-looking statements concerning matters that involve risks, uncertainties and other factors which may cause the actual results and performance of the Company to differ materially from those expressed or implied by such forward-looking statements. All forward-looking information is provided pursuant to the safe harbor established under the Private Securities Litigation Reform Act of 1995 and should be evaluated in the context of these risks, uncertainties and other factors. Forward-looking statements generally can be identified by the use of forward-looking terminology such as "trends," "assumptions," "target," "guidance," "outlook," "opportunity," "future," "plans," "goals," "objectives," "expectations," "near-term," "long-term," "projection," "may," "will," "would," "could," "expect," "intend," "estimate," "anticipate," "believe," "potential," "regular," "should," "projects," "forecasts," or "continue" (or the negative or other derivatives of each of these terms) or similar terminology. The Company believes that the assumptions underlying any forward-looking statements are reasonable; however, any of the assumptions could be inaccurate, and therefore, actual results may differ materially from those projected in or implied by the forward-looking statements. In addition to the risks of ordinary business operations, factors and risks that may result in actual results differing from this forward-looking information include, but are not limited to risks and uncertainties associated with inflationary conditions with respect to the price of commodities, ingredients, transportation, distribution and labor; disruptions to the Company’s restaurant or retail supply chain; effects of changes in international, national, regional and local economic and market conditions (such as the imposition of trade barriers or other changes in trade policy) on our business; the Company’s ability to manage retail inventory and merchandise mix; the Company’s ability to sustain or the effects of plans intended to improve operational or marketing execution and performance, including the Company’s strategic transformation plan; the effects of increased competition at the Company’s locations on sales and on labor recruiting, cost, and retention; consumer behavior based on negative publicity or changes in consumer health or dietary trends or safety aspects of the Company’s food or products or those of the restaurant industry in general, including concerns about outbreaks of infectious disease as well as the possible effects of such events on the price or availability of ingredients used in our restaurants; the effects of the Company’s indebtedness, [including under our credit facility and our convertible senior notes,] and associated restrictions on the Company’s financial and operating flexibility and ability to execute or pursue its operating plans and objectives; changes in interest rates, increases in borrowed capital or capital market conditions affecting the Company’s financing costs and ability to refinance its indebtedness, in whole or in part; the Company’s reliance on a single distribution facility and certain significant vendors, particularly for foreign-sourced retail products; information technology disruptions and data privacy and information security breaches, whether as a result of infrastructure failures, employee or vendor errors or actions of third parties; the Company’s compliance with privacy and data protection laws; changes in or implementation of additional governmental or regulatory rules, regulations and interpretations affecting tax, health and safety, animal welfare, pensions, insurance or other undeterminable areas; the actual results of pending, future or threatened litigation or governmental investigations; or the Company’s ability to manage the impact of negative social media attention and the costs and effects of negative publicity; the impact of activist shareholders; the Company’s ability to achieve aspirations, goals and projections related to its environmental, social and governance initiatives; the Company’s ability to enter successfully into new geographic markets that may be less familiar to it; changes in land, building materials and construction costs; the availability and cost of suitable sites for restaurant development and the Company’s ability to identify those sites; the Company’s ability to retain key personnel; the ability of and cost to the Company to recruit, train, and retain qualified hourly and management employees; uncertain performance of acquired businesses, strategic investments and other initiatives that the Company may pursue from time to time; the effects of business trends on the outlook for individual restaurant locations and the effect on the carrying value of those locations; general or regional economic weakness, business and societal conditions and the weather impact on sales and customer travel; discretionary income or personal expenditure activity of the Company’s customers; implementation of new or changes in interpretation of existing accounting principles generally accepted in the United States of America ("GAAP"); and other factors described from time to time in the Company’s filings with the Securities and Exchange Commission, press releases, and other communications. Any forward-looking statement made by the Company herein, or elsewhere, speaks only as of the date on which made. The Company expressly disclaims any intent, obligation or undertaking to update or revise any forward-looking statements made herein to reflect any change in the Company’s expectations with regard thereto or any change in events, conditions or circumstances on which any such statements are based.

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CRACKER BARREL OLD COUNTRY STORE, INC.

CONDENSED CONSOLIDATED INCOME STATEMENT

(Unaudited)

(In thousands, except share and per share amounts, percentages and ratios)

	Fourth Quarter Ended			Twelve Months Ended
	8/1/25	8/2/24	Percentage Change	8/1/25	8/2/24	Percentage Change
Total revenue	$868,009	$894,387	(3)%	$3,483,684	$3,470,762	0%
Cost of goods sold (exclusive of depreciation & rent)	265,016	272,151	(3)	1,081,029	1,087,631	(1)
Labor and other related expenses	316,326	335,121	(6)	1,254,668	1,271,555	(1)
Other store operating expenses	216,330	213,632	1	855,389	831,763	3
General and administrative expenses	50,169	51,267	(2)	217,510	207,062	5
Impairment and store closing costs	16,190	0		20,059	22,942	(13)
Goodwill impairment	0	0		0	4,690	(100)
Operating income	3,978	22,216	(82)	55,029	45,119	22
Gain on extinguishment of debt	(3,186)	0		(3,186)	0
Interest expense	4,705	5,741	(18)	20,489	20,933	(2)
Income before income taxes	2,459	16,475	(85)	37,726	24,186	56
Income tax benefit	(4,295)	(1,664)	(158)	(8,653)	(16,744)	48
Net income	$6,754	$18,139	(63)	$46,379	$40,930	13

Earnings per share – basic:	$0.30	$0.82	(63)	$2.08	$1.84	13
Earnings per share – diluted:	$0.30	$0.81	(63)	$2.06	$1.83	13

Weighted average shares:
Basic	22,267,328	22,202,464	0	22,252,034	22,191,961	0
Diluted	22,549,821	22,354,013	1	22,463,943	22,319,894	1

Ratio Analysis
Total revenue:
Restaurant	82.7%	81.8%		81.3%	80.5%
Retail	17.3	18.2		18.7	19.5
Total revenue	100.0	100.0		100.0	100.0
Cost of goods sold (exclusive of depreciation & rent)	30.5	30.4		31.0	31.3
Labor and other related expenses	36.5	37.5		36.0	36.6
Other store operating expenses	24.9	23.9		24.6	24.0
General and administrative expenses	5.8	5.7		6.2	6.0
Impairment and store closing costs	1.8	0.0		0.6	0.7
Goodwill impairment	0.0	0.0		0.0	0.1
Operating income	0.5	2.5		1.6	1.3
Gain on extinguishment of debt	(0.4)	0.0		(0.1)	0.0
Interest expense	0.6	0.7		0.6	0.6
Income before income taxes	0.3	1.8		1.1	0.7
Income tax benefit	(0.5)	(0.2)		(0.2)	(0.5)
Net income	0.8%	2.0%		1.3%	1.2%

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CRACKER BARREL OLD COUNTRY STORE, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(Unaudited and in thousands, except share amounts)

	8/1/25	8/2/24
Assets
Cash and cash equivalents	$39,643	$12,035
Accounts receivable	35,070	39,204
Inventories	180,585	180,958
Prepaid expenses and other current assets	57,814	46,017
Property and equipment, net	966,976	959,821
Operating lease right-of-use assets, net	806,084	850,835
Intangible assets	24,350	24,425
Other assets	51,362	48,199
Total assets	$2,161,884	$2,161,494

Liabilities and Shareholders’ Equity
Accounts payable	$169,848	$162,288
Current portion of long-term debt	149,178	75
Other current liabilities	306,577	291,844
Long-term debt	335,457	476,581
Long-term operating lease liabilities	644,026	675,993
Other long-term obligations	95,109	114,564
Shareholders’ equity, net	461,689	440,149
Total liabilities and shareholders’ equity	$2,161,884	$2,161,494

Common shares issued and outstanding	22,267,724	22,203,043

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CRACKER BARREL OLD COUNTRY STORE, INC.

CONDENSED CONSOLIDATED CASH FLOW STATEMENT

(Unaudited and in thousands)

	Twelve Months Ended
	8/1/25	8/2/24
Cash flows from operating activities:
Net income	$46,379	$40,930
Depreciation and amortization	122,238	111,746
Amortization of debt issuance costs	1,877	1,752
Gain on extinguishment of debt	(3,186)	0
Loss on disposition of property and equipment	8,591	9,143
Impairment	19,772	17,448
Goodwill impairment	0	4,690
Share-based compensation	11,742	10,298
Noncash lease expense	60,712	59,523
Amortization of asset recognized from gain on sale and leaseback transaction	12,735	12,735
Decrease in inventories	373	8,406
Increase (decrease) in accounts payable	7,560	(3,196)
Net changes in other assets and liabilities	(69,894)	(104,495)
Net cash provided by operating activities	218,899	168,980
Cash flows from investing activities:
Purchase of property and equipment, net of insurance recoveries	(158,647)	(127,461)
Proceeds from sale of property and equipment	1,945	3,134
Net cash used in investing activities	(156,702)	(124,327)
Cash flows from financing activities:
Net (payments) proceeds from long-term debt	(180,075)	59,925
Proceeds from issuance of convertible senior notes	335,238	0
Net proceeds from settlement of bond hedge and warrants	52	0
Repayment of convertible senior notes	(145,875)	0
Payment for capped call option related to convertible senior notes	(16,491)	0
Taxes withheld from issuance of share-based compensation awards	(1,448)	(1,608)
Deferred financing costs	(2,892)	0
Dividends on common stock	(23,098)	(116,082)
Net cash used in financing activities	(34,589)	(57,765)

Net increase (decrease) in cash and cash equivalents	27,608	(13,112)
Cash and cash equivalents, beginning of period	12,035	25,147
Cash and cash equivalents, end of period	$39,643	$12,035

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	Fourth Quarter Ended
	8/1/25	8/2/24
Company-owned units opened during quarter:
Cracker Barrel	0	0
Maple Street Biscuit Company	0	3

Company-owned units closed during quarter:
Cracker Barrel	(1)	0
Maple Street Biscuit Company	(2)	0

Company-owned units in operation at end of quarter:
Cracker Barrel	657	658
Maple Street Biscuit Company	68	66

Total stores at end of period	725	724

	Fourth Quarter Ended		Twelve Months Ended
	8/1/25	8/2/24	8/1/25	8/2/24
Total revenue*: (In thousands)
Restaurant	699,990	713,018	2,761,671	2,726,627
Retail	149,739	162,728	651,791	675,709
Total revenue	849,729	875,746	3,413,462	3,402,336

Cost of goods sold* (exclusive of depreciation and rent): (In thousands)
Restaurant	184,067	185,917	730,824	726,470
Retail	76,379	81,568	332,394	343,998
Total cost of goods sold	260,446	267,485	1,063,218	1,070,468

Average unit volume*: (In thousands)
Restaurant	1,064.3	1,083.6	4,199.1	4,133.0
Retail	227.7	247.3	991.1	1,024.3
Total	1,292.0	1,330.9	5,190.2	5,157.3
Operating weeks*:	8,550	9,212	34,199	34,965

Note*: This information is for Cracker Barrel stores only and excludes Maple Street Biscuit Company. The fourth quarter and twelve months ended 8/2/24 include a 14th and 53rd week, respectively.

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CRACKER BARREL OLD COUNTRY STORE, INC.

Reconciliation of GAAP-Basis Operating Results to Non-GAAP Operating Results

(Unaudited and in thousands, except per share amounts)

Adjusted Net Income and Earnings Per Share

In the accompanying press release, the Company makes reference to its fourth quarter fiscal 2024 and fiscal 2025 adjusted net income and earnings per share, as well as the impact of the 53rd week to fourth quarter fiscal 2024. The Company defines adjusted net income as net income, calculated in accordance with GAAP, excluding, to the extent the following items occurred during the periods presented: (i) impairment charges, and, for periods prior to the second quarter of fiscal 2025, store closing costs, (ii) expenses related to the proxy contest in connection with the Company’s 2024 annual meeting of shareholders, (iii) expenses related to the Company’s CEO transition, (iv) expenses associated with the Company’s strategic transformation initiative, (v) a corporate restructuring charge, (vi) an employee benefits policy change, (vii) goodwill impairment charges, (viii) a gain on extinguishment of debt related to the Company’s repurchase of $150 million aggregate principal amount of its 0.625% convertible senior notes due June 2026 and (ix) the related tax impacts of the foregoing. The Company believes excluding these items and presenting the 53rd week impact of these items from its financial results provides investors with an enhanced understanding of the Company's financial results and enhances comparability across periods. The Company calculates adjusted net income margin by dividing adjusted net income by consolidated GAAP revenue. This information is not intended to be considered in isolation or as a substitute for net income or earnings per share information prepared in accordance with GAAP.

	Fourth Quarter Ended
	8/1/25	Margin	8/2/24	Margin	53rd Week Impact
Revenue	$868,009	100%	$894,387	100%	$62,800

GAAP net income	6,754	0.8	18,139	2.0	$5,498
Strategic transformation initiative expenses	0	0.0	5,057	0.6	0
Impairment and store closing costs	16,190	1.9	0	0.0	0
Gain on extinguishment of debt	(3,186)	(0.4)	0	0.0	0
Tax impacts of the foregoing	(3,056)	(0.4)	(1,188)	(0.1)	0
Adjusted net income	$16,702	1.9%	$22,008	2.5%	$5,498

GAAP earnings per share - basic	$0.30		$0.82		$0.25
GAAP earnings per share - diluted	$0.30		$0.81		$0.25

Adjusted earnings per share - basic	$0.75		$0.99		$0.25
Adjusted earnings per share - diluted	$0.74		$0.98		$0.25

Weighted average shares - basic	22,267,328		22,202,464		22,202,464
Weighted average shares - diluted	22,549,821		22,354,013		22,354,013

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CRACKER BARREL OLD COUNTRY STORE, INC.

Reconciliation of GAAP-Basis Operating Results to Non-GAAP Operating Results

(Unaudited and in thousands, except per share amounts)

Adjusted Net Income and Earnings Per Share

In the accompanying press release, the Company makes reference to its fiscal 2024 and fiscal 2025 adjusted net income and earnings per share, as well as the impact of the 53rd week to fourth quarter fiscal 2024. The Company defines adjusted net income as net income, calculated in accordance with GAAP, excluding, to the extent the following items occurred during the periods presented: (i) impairment charges, and, for periods prior to the second quarter of fiscal 2025, store closing costs, (ii) expenses related to the proxy contest in connection with the Company’s 2024 annual meeting of shareholders, (iii) expenses related to the Company’s CEO transition, (iv) expenses associated with the Company’s strategic transformation initiative, (v) a corporate restructuring charge, (vi) an employee benefits policy change, (vii) goodwill impairment charges, (viii) a gain on extinguishment of debt related to the Company’s repurchase of $150 million aggregate principal amount of its 0.625% convertible senior notes due June 2026 and (ix) the related tax impacts of the foregoing. The Company believes excluding these items and presenting the 53rd week impact of these items from its financial results provides investors with an enhanced understanding of the Company's financial results and enhances comparability across periods. The Company calculates adjusted net income margin by dividing adjusted net income by consolidated GAAP revenue. This information is not intended to be considered in isolation or as a substitute for net income or earnings per share information prepared in accordance with GAAP.

	Twelve Months Ended
	8/1/25	Margin	8/2/24	Margin	53rd Week Impact
Revenue	$3,483,684	100.0%	$3,470,762	100.0%	$62,800

GAAP net income	46,379	1.3	40,930	1.2	$5,498
CEO transition expenses	0	0.0	8,574	0.2	0
Strategic transformation initiative expenses	7,263	0.2	16,603	0.5	0
Employee benefit adjustment	0	0.0	(5,284)	(0.2)	0
Corporate restructuring charge	0	0.0	1,643	0.0	0
Proxy contest expenses	8,220	0.2	0	0.0	0
Impairment and store closing costs	19,772	0.6	22,942	0.7	0
Goodwill impairment	0	0.0	4,690	0.1	0
Gain on extinguishment of debt	(3,186)	(0.1)	0	0.0	0
Tax impacts of the foregoing	(7,536)	(0.2)	(11,554)	(0.3)	0
Adjusted net income	$70,912	2.0%	$78,544	2.3%	$5,498

GAAP earnings per share - basic	$2.08		$1.84		$0.25
GAAP earnings per share - diluted	$2.06		$1.83		$0.25

Adjusted earnings per share - basic	$3.19		$3.54		$0.25
Adjusted earnings per share - diluted	$3.16		$3.52		$0.25

Weighted average shares - basic	22,252,034		22,191,961		22,191,961
Weighted average shares - diluted	22,463,943		22,319,894		22,319,894

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CRACKER BARREL OLD COUNTRY STORE, INC.

Reconciliation of GAAP-Basis Operating Results to Non-GAAP Operating Results

(Unaudited and in thousands)

EBITDA/Adjusted EBITDA

In the accompanying press release and the below reconciliation tables, the Company makes reference to EBITDA and adjusted EBITDA, as well as the impact of the 53rd week to fourth quarter fiscal 2024. The Company defines EBITDA as net income, calculated in accordance with GAAP, excluding depreciation and amortization, interest expense and tax expense. The Company further adjusts EBITDA to exclude, to the extent the following items occurred during the periods presented: (i) expenses related to share-based compensation, (ii) impairment charges, and, for periods prior to the second quarter of fiscal 2025, store closing costs, (iii) the proxy contest in connection with the Company’s 2024 annual meeting of shareholders, (iv) goodwill impairment charges, (v) expenses related to the Company’s CEO transition, (vi) expenses associated with the Company’s strategic transformation initiative, (vii) a corporate restructuring charge, (viii) an employee benefits policy change, and (ix) a gain on extinguishment of debt related to the Company’s repurchase of $150 million aggregate principal amount of its 0.625% convertible senior notes due June 2026. The Company calculates EBITDA and adjusted EBITDA margin by dividing EBITDA and adjusted EBITDA by consolidated GAAP revenue. The Company believes that presentation of EBITDA and adjusted EBITDA (together with related margin figures) and presenting the 53rd week impact of these items provides investors with an enhanced understanding of the Company's operating performance and debt leverage metrics and enhances comparability with the Company’s historical results, and that the presentation of this non-GAAP financial measure, when combined with the primary presentation of net income, is beneficial to an investor’s complete understanding of the Company’s operating performance. This information is not intended to be considered in isolation or as a substitute for net income or net income margin prepared in accordance with GAAP.

	Fourth Quarter Ended 8/1/25	Margin	Twelve Months Ended 8/1/25	Margin
Revenue	$868,009	100.0%	$3,483,684	100.0%

GAAP Net income	6,754	0.8	46,379	1.3
(+) Depreciation & amortization	31,859	3.7	122,238	3.5
(+) Interest expense	4,705	0.5	20,489	0.6
(+) Tax expense (tax benefit)	(4,295)	(0.5)	(8,653)	(0.2)
EBITDA	$39,023	4.5%	$180,453	5.2%
Adjustments
(+) Share-based compensation, net	3,686	0.4	11,742	0.3
(+) Strategic transformation initiative expenses	0	0.0	7,263	0.2
(+) Impairment and store closing costs	16,190	1.9	19,772	0.6
(+) Proxy contest expenses	0	0.0	8,220	0.2
(-) Gain on extinguishment of debt	(3,186)	(0.4)	(3,186)	(0.1)
Adjusted EBITDA	$55,713	6.4%	$224,264	6.4%

	Fourth Quarter Ended 8/2/24	Margin	53rd Week Impact	Twelve Months Ended 8/2/24	Margin	53rd Week Impact
Revenue	$894,387	100.0%	$62,800	$3,470,762	100.0%	$62,800

GAAP Net income	18,139	2.0	5,498	40,930	1.2	5,498
(+) Depreciation & amortization	28,981	3.2	0	111,746	3.2	0
(+) Interest expense	5,741	0.6	402	20,933	0.6	402
(+) Tax expense (tax benefit)	(1,664)	(0.2)	(119)	(16,744)	(0.5)	(119)
EBITDA	$51,197	5.7%	$5,781	$156,865	4.5%	$5,781
Adjustments
(+) Share-based compensation, net	1,109	0.1	0	5,584	0.2	0
(+) Strategic transformation initiative expenses	5,057	0.6	0	16,603	0.5	0
(+) Impairment and store closing costs	0	0.0	0	22,942	0.7	0
(+) Goodwill impairment	0	0.0	0	4,690	0.1	0
(+) CEO transition expenses	0	0.0	0	8,574	0.2	0
(+) Corporate restructuring charge	0	0.0	0	1,643	0.0	0
(-) Employee benefit adjustment	0	0.0	0	(5,284)	(0.2)	0
Adjusted EBITDA	$57,363	6.4%	$5,781	$211,617	6.1%	$5,781

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